EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Selway Capital Acquisition Corporation. (the “Company”) for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Yaron Eitan, Chief Executive Officer of the Company, and Edmundo Gonzalez, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: November 20, 2012

/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer
(Principal Executive Officer)

/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Financial Officer
(Principal Financial and Accounting Officer)